SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	------------------------

	FORM 8-K

	CURRENT REPORT


	Pursuant to Section 13 or 15(d)
	Of The Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):            February 11, 2000
                                    									--------------------


    	   ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
	       ------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Delaware                 0-21456              06-1361276
----------------         ------------        -----------------
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          file number)        Identification No.)
 incorporation or
 organization)



488 Main Avenue, Norwalk, Connecticut                06851
---------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
 including area code:                            203-849-2500
                                                 ------------









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Item 2.	Acquisition or Disposition of Assets.
		-------------------------------------

	On February 11, 2000 (the "Closing"), in exchange for payments aggregating $6.5 million, the Registrant acquired 262,802 shares of the newly-created Series C Convertible Preferred Stock, $.0001 par value (the "Senior Preferred Stock"), of NewCheck Corporation ("NewCheck"), together with NewCheck's 8% Convertible Promissory Note (the "Convertible Note") in the aggregate principal amount of $4,550,000, convertible into an additional 613,205 shares of Senior Preferred Stock. The shares of Senior Preferred Stock acquired by the Registrant at Closing represent approximately 19% of NewCheck's outstanding voting securities.

	NewCheck, which also does business under the name of Productivity Solutions, Inc. and is headquartered in Jacksonville, Florida, is engaged in the development and commercialization of retailing technology productivity solutions and related labor resource management systems for use in supermarkets and other stores. NewCheck's automated self-checkout system is designated to enable shoppers to scan their items at a self-checkout lane and then either pay at the lane or at a centrally located pay station.

	NewCheck's Senior Preferred Stock is entitled, pursuant to its terms, to receive preferential dividends, payable semi-annually in additional shares of Senior Preferred Stock, at the rate of 8% per annum on the liquidation preference per share, which cumulate if not paid. The Senior Preferred Stock is redeemable, at a price equal to the greater of the original issue price or fair market value, upon specified dates, if so elected by the requisite vote of the Senior Preferred Stock. In the event of the liquidation or sale of, or specified business combinations involving, NewCheck, or in the event of other specified transactions or liquidity events, the Senior Preferred Stock will, prior to other series of preferred stock, receive an amount equal to its liquidation preference (calculated initially as capital invested), and then participate on an "as converted" basis with NewCheck's common stock, $.0001 par value (the "NewCheck Common Stock"), and other participating series, in remaining amounts available for distribution.

	Each share of Senior Preferred Stock is convertible into three shares of NewCheck Common Stock at the election of the holder, and is automatically converted in specified circumstances. Each share of Senior Preferred Stock carries a number of votes equal to the number of shares of NewCheck Common Stock issuable upon conversion, and votes together with the NewCheck Common Stock and other voting securities of NewCheck.

	The Convertible Note accrues interest, payable at maturity, at the per annum rate of 8%, matures on the fifth anniversary of issue, and is repayable (together with interest) in shares of Senior Preferred Stock at the election of NewCheck. The
Convertible Note is convertible after two years (and earlier in specified circumstances) into shares of Senior Preferred Stock.

	The Registrant and NewCheck have also entered into a management agreement under which, for an initial term of five years, the Registrant will manage NewCheck's operations. In exchange for the agreement, and in addition to continuing reimbursements to the Registrant of the costs of performance, at Closing the Registrant was issued ten-year warrants, exercisable after the first year, to acquire shares of NewCheck Common Stock equal to approximately 16% of Newcheck's voting securities outstanding at Closing (giving effect to such warrants and to the conversion of the Convertible Note). The Registrant received additional ten-year warrants that vest in the event the equity value of NewCheck exceeds specified levels during the three years after Closing. Under such management arrangements, the Registrant will administer a stock option plan authorized by NewCheck's Board of Directors with respect to shares of NewCheck Common Stock equal to up to 15% of the securities of NewCheck outstanding at Closing (on a fully-diluted basis), which may be granted to officers, employees and consultants of NewCheck (including officers and employees of the Registrant).

	Under the Stock and Note Purchase Agreement pursuant to which the Registrant, and other subscribers to NewCheck's Senior
Preferred Stock, contemporaneously acquired their securities, NewCheck is obligated to observe covenants addressing such matters as the ability to incur debt, effect acquisitions, dispose of assets and undertake other actions, unless waived by the requisite consent of holders of the Senior Preferred Stock, Convertible Note and NewCheck's prior issued Series B Convertible Preferred Stock, $.0001 par value ("Series B Preferred Stock"), the terms of which were amended at Closing. NewCheck's arrangements with the Registrant and such other subscribers extend, among other matters, to demand and incidental registration rights covering the NewCheck Common Stock issuable upon conversion of the Senior Preferred
Stock (and the warrants issued to the Registrant) and rights of first offer regarding new issues of securities by NewCheck. The Registrant is also entitled to name one of the three directors allocated to the Senior Preferred Stock on NewCheck's seven member Board of Directors.

	At December 31, 1999, NewCheck had total assets of approximately $3.0 million and stockholders' deficiency of approximately $6.1 million and, during the 12 months then ended, recorded a net loss of approximately $13.0 million on revenues of $6.0 million. The cash applied by the Registrant to acquire its Senior Preferred Stock and Convertible Note at Closing was obtained from working capital and general corporate funds.

	Bruce F. Failing, Jr., Vice Chairman of the Board, Chief Executive Officer and a director of the Registrant, is a director of NewCheck, and Mr. Failing's wife, individually and as trustee of certain trusts for the benefit of their children, holds approximately 8% of the voting securities of NewCheck outstanding at Closing (consisting of 95,904 shares of Senior Preferred Stock acquired at Closing and prior issued shares of Series B Preferred Stock).

	The full text of the definitive Stock and Note Purchase Agreement, Convertible Note, Management Agreement, Warrant Certificates, Amended and Restated Registration Rights Agreement and Amended and Restated Securityholder Agreement annexed hereto as, respectively, Exhibits 2(a), (b), (c), (d), (e), (f) and (g), which contain a more detailed description of the foregoing transactions, are hereby in their entirety incorporated by reference in response to this item.

Item 7.	Financial Statements and Exhibits.
		----------------------------------

	(c)	Exhibits.

		The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                     						ELECTRONIC RETAILING SYSTEMS
                    						 INTERNATIONAL, INC.



                     						By s/Bruce F. Failing, Jr.
                    						   --------------------------------
                    						   Bruce F. Failing, Jr.
                    						   President



Dated: February 18, 2000

	INDEX TO EXHIBITS

Exhibit		Description
-------		-----------

2(a)			Stock and Convertible Note Purchase Agreement
       dated as of February 11, 2000 entered into by, inter alia, the Registrant and NewCheck
       Corporation.

2(b)			8% Convertible Note dated February 11, 2000 issued
       by NewCheck Corporation to the Registrant.

2(c)			Management Agreement dated as of February 11, 2000
       between the Registrant and NewCheck Corporation.

2(d)			Warrant Certificate dated February 11, 2000 issued
       by NewCheck Corporation to the Registrant.

2(e)			Warrant Certificate dated February 11, 2000 issued
       by NewCheck Corporation to the Registrant.

2(f)			Amended and Restated Registration Rights Agreement
       dated as of February 11, 2000 entered into, inter alia, by the Registrant and NewCheck Corporation.

2(g)			Amended and Restated Securityholders Agreement
       dated as of February 11, 2000 entered into, inter alia, by the Registrant and NewCheck Corporation.